UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

(207) 856-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications purusant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material purusant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications purusant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications purusant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        At a meeting of the Compensation Committee of the Board of Directors of IDEXX Laboratories, Inc. (the “Company”) held on February 8, 2006, the directors authorized the payment of annual bonus awards to the Company’s executive officers for services rendered by each such executive officer during the year ended December 31, 2005 and approved annual base salaries for 2006 for each of the Company’s executive officers.

        The following table represents the 2005 bonus information and 2006 annual base salary information for each of the Company’s “named executive officers” (as defined in Regulation S-K item 402(a)(3)).

Named Executive Officer	2006 Base Salary	2005 Bonus
Jonathan W. Ayers	$600,000	$650,000
President and Chief Executive Officer
William C. Wallen, PhD	350,000	185,000
Senior Vice President and Chief Scientific Officer
Merilee Raines	260,000	185,000
Vice President and Chief Financial Officer
Robert S. Hulsy	260,000	185,000
Vice President
Laurel E. LaBauve	235,000	160,000
Vice President Worldwide Operations

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006	IDEXX LABORATORIES, INC.

By: /s/ Conan R. Deady
Conan R. Deady Vice President, General Counsel and Secretary

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